UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K/A
Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2022 (June 14, 2022)

UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	86-0933835
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 First Stamford Place, Suite 700 Stamford, Connecticut	06902
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (203)
622-3131
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter):
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	URI	NYSE

EXPLANATORY NOTE
This Amendment No. 1 amends the current report on Form
8-K
of United Rentals, Inc. (the “Company”) dated June 14, 2022 (the “Original Filing”) to disclose certain compensation arrangements of William (Ted) Grace in connection with his appointment as Interim Chief Financial Officer of the Company. At the time of the Original Filing, such compensation arrangements had not been determined.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 20, 2022, the Company entered into an employment agreement (the “Employment Agreement”), effective as of July 29, 2022, with William (Ted) Grace in connection with his appointment to the role of Interim Chief Financial Officer of the Company. The Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) has approved an interim annual base salary rate of $550,000 for Mr. Grace and an interim bonus target of 90% of base salary, effective as of July 29, 2022 and continuing for the period of time that Mr. Grace serves as Interim Chief Financial Officer. His target bonus will be calculated using base salaries and bonus target percentages for the year, on a prorated basis, considering the effective date of changes during the year. At the conclusion of his assignment to the Interim Chief Financial Officer role, Mr. Grace’s base salary and target bonus will be adjusted, as appropriate, for the role assumed following his service in the Interim Chief Financial Officer role. In addition, Mr. Grace will continue to be eligible to participate in the benefit plans and programs generally provided by the Company to its executives.
In recognition of Mr. Grace’s expanded role as Interim Chief Financial Officer, the Compensation Committee approved a one-time
grant of restricted stock units (the “RSUs”) to be granted on August 1, 2022 under the Company’s 2019 Long Term Incentive Plan having an aggregate grant date fair value of $325,000. The RSUs will vest ratably in thirds on the first three anniversaries of grant date, subject to his continued employment through each such vesting date.
In the event that Mr. Grace is terminated by the Company without “cause” or resigns for “good reason” (each as defined in the Employment Agreement), Mr. Grace will be entitled to (i) accrued base salary, vacation and unpaid expenses through the date of termination, (ii) COBRA continuation coverage paid by the Company through the earlier of (a) 12 months following his date of termination and (b) the date Mr. Grace becomes eligible for coverage under a third party’s group health plan and (iii) an amount equal to 100% of base salary and 100% of Mr. Grace’s target annual incentive opportunity, to be paid during the
12-month
period following the termination date every two weeks in installments equal to 1/26 th
of such amount. Mr. Grace has acknowledged and agreed that the cessation of the Interim Chief Financial Officer position or his assignment by the Company to another position will not be deemed a termination of employment under the Employment Agreement nor will it constitute good reason.
The Employment Agreement provides that the payment of any amounts following termination of Mr. Grace’s employment (other than payments required by law) is contingent upon and subject to Mr. Grace’s execution and non-revocation
of a release of claims.
Mr. Grace is subject to indefinite confidentiality and
non-disparagement
restrictions and
12-month
post-termination
non-competition
and
non-solicitation
covenants.
The foregoing summary of Mr. Grace’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein in its entirety.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, effective as of July 29, 2022, between United Rentals, Inc. and William Edward Grace

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 22, 2022

UNITED RENTALS, INC.

By	/s/ Joli L. Gross
Name:	Joli L. Gross
Title:	Senior Vice President, General Counsel and Corporate Secretary

UNITED RENTALS (NORTH AMERICA), INC.

By	/s/ Joli L. Gross
Name:	Joli L. Gross
Title:	Senior Vice President, General Counsel and Corporate Secretary